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                                                                     EXHIBIT 4.2

                                   [GRAPHICS]

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                              OMNIPOINT CORPORATION

                          FULLY PAID AND NON-ASSESSABLE

                            $0.01 PAR VALUE PER SHARE
                            SERIES E PREFERRED STOCK

THIS IS TO CERTIFY THAT ___________________ IS THE OWNER OF ____________________
FULLY PAID AND NON-ASSESSABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE, PROPERLY ENDORSED.

WITNESS, THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFERS.

DATE:  _________________



------------------------------                     -----------------------------
EDWIN M. MARTIN, JR.                               DOUGLAS G. SMITH
SECRETARY                                          PRESIDENT & CEO